Exhibit 99.1

105 Norton Street Newark, NY 14513 Ph: (315) 331-7742 Fax: (315) 331-3547 www.iec-electronics.com

IEC Announces Results for the Third Quarter of Fiscal 2014

Newark, NY - August 5, 2014 - IEC Electronics Corp. (NYSE MKT: IEC) announced its unaudited results for the third quarter of fiscal 2014, ended June 27, 2014.

The Company reported revenue of $33.0 million for the quarter and net income of $22 thousand, or $0.00 per diluted share. This compares to revenue in the third quarter of the prior year of $35.2 million and net income of $382 thousand, or $0.04 per diluted share. During the third quarter of fiscal 2014, the Company reported restatement and related expenses of $102 thousand compared to $1.1 million in the third quarter of last year.

IEC reported revenue of $99.9 million and a net loss of $1.6 million or ($0.17) per diluted share for the first nine months of fiscal 2014. This compares to revenue of $101.8 million and a net loss of $863 thousand or ($0.09) per diluted share for the first nine months of fiscal 2013. During the first nine months of fiscal 2014, the Company reported restatement and related expenses of $2.5 million compared to $1.1 million for the nine months of last year.

W. Barry Gilbert, Chairman of the Board and CEO, stated, “Our revenue for the quarter was lower than the same period last year. Overall, we’ve continued to have success adding new customers and adding new programs for existing customers, the majority of which we anticipate will be accretive to the Company and will provide long-term value. But in our business, the timeframe from signing a contract to production can be quite lengthy and that dynamic impacted our performance this quarter.

“Our medical customer has been released from FDA hold. They have delayed shipments as they work their way through an internal quality program. We expect the shipment hold to be lifted during our fiscal fourth quarter, with shipments to this customer returning to previous levels over time. We have several recent medical customers with programs that are slowly ramping, despite some initial delays on their end which have made it challenging to forecast when we will go to full production. These are excellent programs that we expect to be accretive to the Company in fiscal 2015, however in the short run, these programs cost the company money.

“Our industrial customers met our expectations for the quarter, generating lower sales than the comparable period a year ago. As previously mentioned, we continue to believe that industrial sector sales will be flat or possibly down for the balance of the fiscal year. Additionally we are being impacted by a communication customer’s conversion from turnkey manufacturing to customer-furnished materials.

“Our Aerospace and Defense business which continues to represent approximately half of our revenue, was lower than the comparable period of a year ago. We have programs in this business that are slowly ramping down and will continue to do so for the next five years or so. Some of the sales shortfall in this segment is associated with the well publicized maneuvering in Congress with regards to military budgets and appropriations. So far we are seeing more postponements than cancellations, and we’ve added a number of new programs. These programs can take a long time to reach production, but once they move into production we expect them to be both accretive to the company and last for many years. We continue to experience cost pressure from the ‘Primes,’ reflecting the cost pressure they are receiving from the federal government.

“We have entered a new phase of our growth and transition. When we acquired Southern California Braiding Inc. (SCB) we did so with an eye on the Space market. For the last four years IEC, lead by SCB, has been participating in the development of cables/wire harnesses for ‘Primes’ supporting NASA and these programs continue to advance. Additionally, we are on the edge of moving from producing qualification cables to producing vehicle cables as the Strategic Launch System (SLS) progresses. The SLS program is advancing the exploration of deep space and represents the first steps to placing an outpost on Mars. These programs could last decades and will come with all the ebbs and flows of a program of that duration.

“Our Company has had a number of difficult quarters and we are still dealing with legal expenses as we work through residual issues arising out of our restatement and other matters. Nonetheless, we continue to expand our customer base and gain new programs with our existing customers and we expect steady revenue growth as these programs move into production. Over the last twelve months we have introduced a number of important operational and managerial changes which are taking hold and beginning to have a positive impact. We view our future to be bright, as we focus on meeting the needs of our existing customers, earning new programs and attracting new customers.”

Conference Call

IEC will host a conference call today, Tuesday, August 5, 2014 at 10:00 a.m. Eastern Time, to discuss its financial results for the third quarter and nine months ended June 27, 2014.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 660-6853 and international callers may dial (201) 612-7415. Callers must enter conference i.d. number 13587800.
To access the live webcast, visit the IEC website at http://www.iec-electronics.com/conference-calls/. The webcast can also be accessed at http://www.InvestorCalendar.com.  An online replay will be available shortly after the call.
About IEC Electronics
IEC Electronics Corporation is a premier provider of electronic manufacturing services (“EMS”) to advanced technology companies primarily in the aerospace and defense, medical, industrial and communications sectors. The Company specializes in the custom manufacture of high reliability, complex circuit boards, system level assemblies, a wide array of custom cable and wire harness assemblies, precision metal products, and advanced research and testing services. As a full service EMS provider, IEC is a world-class ISO 9001:2008, AS9100 and ISO13485 certified company. The AS9100 certification enables IEC to serve the military and commercial aerospace markets. The ISO13485 certification supports the quality requirements of medical device markets. The Company is also AC7120 Nadcap accredited for electronics manufacturing to support the most stringent quality requirements of the aerospace industry, as well as ITAR registered and NSA approved under the COMSEC standard. Dynamic Research and Testing Laboratories (DRTL), the Company’s newest business unit, is an ISO 17025 accredited laboratory specializing in the testing and detection of counterfeit electronic parts, as well as component risk mitigation and advanced failure analysis. IEC Electronics is headquartered in Newark, NY (outside of Rochester) and also has operations in Rochester, NY, Albuquerque, NM and Bell Gardens, CA. Additional information about IEC can be found on its web site at www.iec-electronics.com.

This release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such Acts for forward-looking statements. These forward-looking statements (such as when the Company describes what it "believes", "expects", or "anticipates" will occur, and other similar statements) include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect the Company's current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause the Company's actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in the Company's forward-looking statements: business conditions and growth or contraction in the Company's customers' industries, the electronic manufacturing services industry and the general economy; variability of the Company's operating results; the Company's ability to control its material, labor and other costs; the Company's dependence on a limited number of major customers; the potential consolidation of the Company's customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; uncertainties as to availability and timing of governmental funding for the Company's customers; the types and mix of sales to the Company's customers; the Company's ability to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting the Company's customers, the Company's industry and business generally; failure or breach of the Company's information technology systems; natural disasters; and other factors that the Company may not have currently identified or quantified. Additional risks and uncertainties resulting from the restatement of the Company's financial statements included in the Company's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission ("SEC") on July 3, 2013 and in the Company's Form 10-Q/A filed on the same date are described in detail in the Company's Form 10-K for the fiscal year ended September 30, 2013 filed with the SEC on December 24, 2013 (the "2013 Form 10-K"). Any one or more of such risks and uncertainties could have a material adverse effect on the Company or the value of its common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see Part I including "Risk Factors," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the 2013 Form 10-K and the Company’s subsequently filed SEC reports.

The Company undertakes no obligation to publicly update or correct any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:	Michael Williams	John Nesbett or Jennifer Belodeau
	CFO	Institutional Marketing Services (IMS)
	IEC Electronics Corp.	(203) 972-9200
	(315) 332-4308	jnesbett@institutionalms.com
	MWilliams@iec-electronics.com	jbelodeau@institutionalms.com

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 27, 2014 and SEPTEMBER 30, 2013
(in thousands, except share and per share data)

	June 27, 2014	September 30, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$679	$2,499
Accounts receivable, net of allowance	23,245	27,945
Inventories, net	21,152	21,904
Deferred income taxes	1,382	1,382
Other current assets	2,107	610
Total current assets	48,565	54,340

Fixed assets, net	18,489	17,946
Intangible assets, net	2,456	2,647
Goodwill	2,005	2,005
Deferred income taxes	12,634	11,652
Other assets	238	345

Total assets	$84,387	$88,935

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$2,908	$2,778
Accounts payable	14,340	16,508
Accrued payroll and related expenses	2,869	2,464
Other accrued expenses	947	811
Customer deposits	928	187
Total current liabilities	21,992	22,748

Long-term debt	31,578	34,026
Other long-term liabilities	153	167
Total liabilities	53,723	56,941

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value: 500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value: Authorized: 50,000,000 shares Issued: 11,076,900 and 11,006,749 shares, respectively Outstanding: 10,058,035 and 9,991,291 shares, respectively	111	110
Additional paid-in capital	44,132	43,802
Retained earnings/(accumulated deficit)	(12,129)	(10,483)
Treasury stock, at cost: 1,016,454 and 1,015,458 shares, respectively	(1,450)	(1,435)
Total stockholders' equity	30,664	31,994
Total liabilities and stockholders' equity	$84,387	$88,935

IEC ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
THREE AND NINE MONTH PERIODS ENDED JUNE 27, 2014 AND JUNE 28, 2013
(unaudited; in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 27, 2014	June 28, 2013	June 27, 2014	June 28, 2013

Net sales	$32,992	$35,154	$99,934	$101,824
Cost of sales	29,112	29,995	87,675	89,601
Gross profit	3,880	5,159	12,259	12,223

Selling and administrative expenses	3,195	4,552	10,938	12,909
Restatement and related expenses	102	—	2,516	—
Operating profit/(loss)	583	607	(1,195)	(686)

Interest and financing expense	558	10	1,410	648
Other expense/(income)	—	(9)	18	47
Income/(loss) before income taxes	25	606	(2,623)	(1,381)

Provision for/(benefit from) income taxes	3	224	(977)	(518)
Net income/(loss)	$22	$382	$(1,646)	$(863)

Net income/(loss) per common and common equivalent share:
Basic	$—	$0.04	$(0.17)	$(0.09)
Diluted	—	0.04	(0.17)	(0.09)

Weighted average number of common and common equivalent shares outstanding:
Basic	9,838,872	9,702,446	9,816,974	9,675,120
Diluted	9,902,017	9,810,707	9,816,974	9,675,120